EXHIBIT 5.1

                       OPINION OF MERRICK & KLIMEK, P.C.
















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                                   EXHIBIT 5.1


                                  July 7, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re:  Registration Statement on Form S-4 Relating to
           Peppermill Capital Corporation Capital Stock

Ladies and Gentlemen:

     As legal counsel for Peppermill Capital Corporation, a Nevada corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 88,039,158 shares of the Company's $.001 par value common stock (the "Common Stock") and 10,000,000 shares of the Company's $.001 par value preferred stock (the "Preferred Stock").

     We have examined such instruments, documents and records as we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the shares of Common Stock and Preferred Stock to be registered pursuant to the Registration Statement shall, upon issuance, be duly authorized shares which, when sold, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the issuance of the Common Stock and Preferred Stock while the Registration Statement is in effect.

                                             Respectfully submitted,

                                             /s/ Merrick & Klimek, P.C.
                                             ------------------------------
                                             MERRICK & KLIMEK, P.C.